UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2004

PROXYMED, INC.

(Exact name of registrant as specified in its charter)

FLORIDA (State or other jurisdiction of incorporation)	000-22052 (Commission File No.)	65-0202059 (IRS Employer Identification No.)

2555 Davie Road
Suite 110
Ft. Lauderdale, Florida 33317
(Address of principal executive offices)

(954) 473-1001
(Registrant’s telephone number, including area code)

Item 2. Acquisition or Disposition of Assets.

     On March 2, 2004, ProxyMed, Inc. (the “Company”) acquired all of the outstanding stock of PlanVista Corporation (“PlanVista”) by effecting a merger of Planet Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company (the “Acquisition Subsidiary”), with and into PlanVista (the “Merger”) upon the terms and conditions set forth in the Agreement and Plan of Merger, dated as of December 5, 2003, by and among the Company, the Acquisition Subsidiary and PlanVista (the “Merger Agreement”). Pursuant to the Merger Agreement and as a result of the Merger, each outstanding share of common stock, par value $.01 per share, of PlanVista (the “PlanVista Common Stock”) at the effective time of the Merger was converted into the right to receive 0.08271 of a fully paid and nonassessable share of common stock, par value $.001 per share, of the Company. Following consummation of the Merger, PlanVista’s common stock was delisted from the Over the Counter Bulletin Board. The Company’s common stock trades on The Nasdaq National Market under the symbol “PILL.” Pursuant to the Merger Agreement and as a result of the Merger, each outstanding share of series C preferred stock, par value $.01 per share, of PlanVista (the “PlanVista Preferred Stock”) at the effective time of the Merger was converted into the right to receive 51.53 fully paid and nonassessable shares of common stock, par value $.001 per share, of the Company. In addition, the Company is providing funds necessary to satisfy $27.4 million of PlanVista’s debt and other obligations outstanding as of the effective time of the Merger. The Company is using available cash and cash raised through the issuance of shares of common stock in a private placement to fund the acquisition.

     The issuance of the Company’s common stock under the Merger Agreement was registered under the Securities Act of 1933 pursuant to the Company’s registration statement on Form S-4 (File No. 333-111024) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) and declared effective on February 2, 2004. The Joint Proxy Statement/Prospectus of the Company and PlanVista included in the Registration Statement contains additional information about this transaction. A copy of the Merger Agreement is attached as Annex A to the Registration Statement (and is incorporated herein by reference).

     Prior to the transaction, the Company entered into a joint marketing and distribution agreement with PlanVista during the second quarter of 2003, pursuant to which PlanVista has access to the Company’s significant payer customers for purposes of marketing PlanVista’s services.

     On December 5, 2003, the Company agreed to sell an aggregate of 1,691,227 shares of unregistered common stock at $14.25 per share in a private placement to General Atlantic Parnters 77, L.P., GAP Coinvestment Partners II, L.P., Gapstar, LLC, GAPCO GmbH & Co. KG., PVC Funding Partners, LLC, ComVest Venture Partners, L.P., Shea Ventures, LLC, and Robert Priddy (the “Purchasers”). No placement agent was used in this transaction. The Company has agreed to grant the Purchasers certain demand and “piggy back” registration rights. On March 2, 2004 and concurrently with the closing of the Merger, the Company closed on the transactions with the Purchasers and received gross proceeds of $24,099,984.75. A copy of the Stock Purchase Agreement is attached as Exhibit 2.2 to the Registration Statement (and is

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incorporated herein by reference). A copy of the Amended and Restated Registration Rights Agreement executed as part of the private placement is attached as an exhibit to this report.

Item 5. Other Events.

     At the Special Meeting of Shareholders held on March 1, 2004, the Company shareholders approved an amendment of the Company’s Restated Articles of Incorporation to increase the number of authorized shares of common stock from 13,333,333 1/3 to 30,000,000 shares. The Company shareholders also approved an amendment of the Company’s 2002 Stock Option Plan to increase the total number of shares of common stock available for issuance under such plan from 600,000 to 1,350,000. A copy of the Amendment to the Restated Articles of Incorporation is attached as an exhibit to this report.

Item 7. Financial Statements and Exhibits.

(a) Financial statements of business acquired.

Financial statements of PlanVista will be filed with the Securities and Exchange Commission within 60 days of the filing of this Form 8-K.

(b) Pro forma financial information.

Pro forma financial information will be filed with the Securities and Exchange Commission within 60 days of the filing of this Form 8-K.

(c) The following exhibits are included herein:

Exhibit 3.1	Amendment to ProxyMed, Inc. Restated Articles of Incorporation
Exhibit 4.1	Amended and Restated Registration Rights Agreement between ProxyMed, Inc. and the Purchasers.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProxyMed, Inc.

Date: March 3, 2004	/s/ Gregory J. Eisenhauer Gregory J. Eisenhauer, Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description

Exhibit 3.1 Exhibit 4.1	Amendment to ProxyMed, Inc. Restated Articles of Incorporation Amended and Restated Registration Rights Agreement between ProxyMed, Inc. and the Purchasers.

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